AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1998

                                                    REGISTRATION NO. 333-______
-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                            EAGLE HARDWARE & GARDEN, INC.
                         ------------------------------
                  (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                                   91-1465348
          ----------                                   ----------
     (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

     981 POWELL AVENUE S.W., RENTON, WASHINGTON        98055
    -------------------------------------------        -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

     REGISTRANT'S TELEPHONE NUMBER,
     INCLUDING AREA CODE:                              (425) 227-5740
                                                       --------------

                 EAGLE HARDWARE & GARDEN, INC. 1991 STOCK OPTION PLAN
              ----------------------------------------------------
                                         AND
                                         ---
       EAGLE HARDWARE & GARDEN, INC. DIRECTORS' NONQUALIFIED STOCK OPTION PLAN
    ------------------------------------------------------------------------
                                         AND
                                         ---
             EAGLE HARDWARE & GARDEN, INC. EMPLOYEE STOCK PURCHASE PLAN
             ----------------------------------------------------------
                              (FULL TITLES OF THE PLANS)

                                  RICHARD T. TAKATA
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           EAGLE HARDWARE & GARDEN, INC.
                               981 POWELL AVENUE S.W.
                             RENTON, WASHINGTON  98055
                             -------------------------
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (425) 227-5740
                                    --------------
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      PROPOSED       PROPOSED
      TITLE OF                        MAXIMUM         MAXIMUM        AMOUNT OF
     SECURITIES     AMOUNT TO BE   OFFERING PRICE     AGGREGATE     REGISTRATION
 TO BE REGISTERED    REGISTERED         PER        OFFERING PRICE     FEE (1)
                                     SHARE (1)
--------------------------------------------------------------------------------
    COMMON STOCK      3,350,000
 WITHOUT PAR VALUE     SHARES       $17.75          $59,462,500.00   $17,541.44
--------------------------------------------------------------------------------

(1) THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE REGISTRATION FEE WERE CALCULATED IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933 BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR EAGLE HARDWARE & GARDEN, INC. COMMON STOCK ON MAY 27, 1998, AS QUOTED BY THE NATIONAL ASSOCIATION
OF SECURITIES DEALERS AUTOMATED QUOTATION NATIONAL MARKET SYSTEM, WHICH WAS $17.75 PER SHARE.

(2) EARLIER REGISTRATION STATEMENT (REGISTRATION STATEMENT NO. 33-50983) COVERING EAGLE HARDWARE & GARDEN, INC. COMMON STOCK IS INCORPORATED BY REFERENCE.

                                  PAGE 1 OF 39 PAGES
                       EXHIBIT INDEX IS LOCATED ON PAGE II-5.

                                       PART II

                       INFORMATION REQUIRED IN THE REGISTRATION
                                      STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this registration statement.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1998, filed with the Commission pursuant to Section 13(a) of the Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (Registration No. 0-19830).

     (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock pursuant to the Plans described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VIII of the Registrant's Restated Articles of Incorporation, and Article IX of the Registrant's Bylaws, provides for indemnification of its directors, officers, employees and other agents.

     The Washington Business Corporation Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his acts or omissions as a director, except for those acts or omissions involving intentional misconduct or a knowing violation of law, certain unlawful distributions or a transaction whereby the director received a personal benefit to which he was not legally entitled. Article VII of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent, the allowed limitations on a director's liability to the Registrant or its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.


Exhibit Number      Exhibit
--------------      -------

      5.1           Opinion of Summit Law Group, P.L.L.C.

     10.1           Eagle Hardware & Garden, Inc. 1991 Stock Option Plan

     10.2           Eagle Hardware & Garden, Inc. Directors Nonqualified Stock Option Plan

     10.3           Eagle Hardware & Garden, Inc. Employee Stock Purchase Plan

     23.1           Consent of Summit Law Group, P.L.L.C. (See Exhibit 5.1)

     23.2           Consent of Ernst & Young LLP, Independent Auditors

     24             Power of Attorney (See page II-4 of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton, State of Washington, on the 2nd day of June, 1998.

                                   EAGLE HARDWARE & GARDEN, INC.

                                   By:   /s/ RICHARD T. TAKATA
                                        ---------------------------------
                                        President, Chief Executive Officer and
                                        Director (Principal Executive Officer)

                                  POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David J. Heerensperger and Richard T. Takata, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

     Signature                          Title
     ---------                          -----

/s/ DAVID J. HEERENSPERGER         Chairman
------------------------------
David J. Heerensperger

/s/ RICHARD T. TAKATA              President, Chief Executive Officer and
------------------------------     Director (Principal Executive Officer)
Richard T. Takata

/s/ RONALD P. MACCARONE            Executive Vice President -- Finance and
------------------------------     Chief Financial Officer (Principal Financial
Ronald P. Maccarone                and Accounting Officer)


/s/ RONALD D. CROCKETT             Director
------------------------------
Ronald D. Crockett

/s/ HARLAN D. DOUGLASS             Director
------------------------------
Harlan D. Douglass

/s/ HERMAN SARKOWSKY               Director
------------------------------
Herman Sarkowsky

/s/ THEODORE M. WIGHT              Director
------------------------------
Theodore M. Wight

                                    EXHIBIT INDEX
                                    -------------

Exhibit Number      Exhibit                                                                         Sequential
--------------      -------                                                                         Page No.
                                                                                                    ----------

      5.1           Opinion of Summit Law Group, P.L.L.C.                                           II-7

     10.1           Eagle Hardware & Garden, Inc. 1991 Stock Option Plan                            II-10

     10.2           Eagle Hardware & Garden, Inc. Directors Nonqualified Stock Option Plan          II-22

     10.3           Eagle Hardware & Garden, Inc. Employee Stock Purchase Plan                      II-30

     23.1           Consent of Summit Law Group, P.L.L.C. (See Exhibit 5.1)

     23.2           Consent of Ernst & Young LLP, Independent Auditors                              II-39

     24             Power of Attorney (see page II-4 of this Registration Statement)